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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Historical Financial Data", "Selected Financial Data" and "Experts" in the Registration Statement (Form S-4) and related Prospectus of Dura
Pharmaceuticals, Inc. and the inclusion therein of our report dated March 21, 2000, with respect to the financial statements of Spiros Development Corporation II for the year ended December 31, 1999.

                                                           /s/ ERNST & YOUNG LLP


June 14, 2000
San Diego, California